UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

December 30, 2004

GANNETT CO., INC.
(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)
(703) 854-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2004, the company amended the terms of certain stock option award agreements by accelerating the vesting of certain of the options to December 23, 2004.  The stock option agreements amended had been awarded under the company's Omnibus Incentive Compensation Plan.  The table below presents information concerning the affected option awards and option holders.  The company's stock price closed at $80.69 on December 23, 2004.

	Date of option award agreement	Option price	Total number of options awarded	Less - Options which vested Dec. 12, 2004	(1)	Remaining options for which vesting was accelerated to Dec. 23, 2004	(1)
Chief Executive and the four other most highly compensated executive officers (for 2003):

McCorkindale, Douglas H.	Dec. 12, 2003	$87.33	400,000	100,000		300,000
Chapple, Thomas L.	Dec. 12, 2003	$87.33	60,000	15,000		45,000
Dubow, Craig A.	Dec. 12, 2003	$87.33	77,000	19,250		57,750
Davidson, Paul	Dec. 12, 2003	$87.33	64,000	16,000		48,000
Watson, Gary L.	Dec. 12, 2003	$87.33	106,000	26,500		79,500
			707,000	176,750		530,250

All other executive officers as a group	Dec. 12, 2003	$87.33	196,000	49,000		147,000

All other employees	Dec. 12, 2003	$87.33	4,163,625	1,040,906		3,122,719
	Feb. 23, 2004	$86.80	24,000	6,000		18,000
	March 1, 2004	$86.59	36,363	9,091		27,272
	May 3, 2004	$86.15	28,700	7,175		21,525
	May 4, 2004	$86.60	26,560	6,640		19,920

Grand total - all employees			5,182,248	1,295,562		3,886,686

(1)  Under the terms of the original option agreements, the options were scheduled to vest as follows:

25%	December 12, 2004
25%	December 12, 2005
25%	December 12, 2006
25%	December 12, 2007

    Therefore, 25% of the options covered by the above award agreements vested according to the original terms of the agreements, while vesting for the remaining 75% of option awards was accelerated to December 23, 2004.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Gannett Co., Inc.

Date: December 30, 2004	By:	/s/George R. Gavagan
George R. Gavagan
Vice President and Controller